58
Exhibit (b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and references to our Firm) included in or made a part of this Form 11-K. It should be noted that we have not examined any financial statements of The Quaker Stock Bonus Savings Plan subsequent to March 31, 1994 or performed any procedures to the date of our report.







                                  WASHINGTON, PITTMAN & McKEEVER
                                 (Washington, Pittman & McKeever)


September 26, 1994